EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO
18 U.S.C. SECTION 1350

      Each of the undersigned, STEVEN F. UDVAR-HAZY, the CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, and ALAN H. LUND, the VICE CHAIRMAN-FINANCE, CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER of INTERNATIONAL LEASE FINANCE CORPORATION (the “Company”), pursuant to 18 U.S.C. § 1350, hereby certifies that to the best of their knowledge:

(i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ STEVEN F. UDVAR-HAZY

Steven F. Udvar-Hazy

Dated: March 11, 2004

/s/ ALAN H. LUND

Alan H. Lund

Dated: March 11, 2004

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SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO SECTION 15(d) OF THE ACT BY REGISTRANTS WHICH HAVE NOT REGISTERED SECURITIES PURSUANT TO SECTION 12 OF THE ACT.

      Since the Registrant is an indirect wholly owned subsidiary of AIG, no annual report to security holders or proxy statement, form of proxy or other proxy soliciting materials has been sent to security holders since January 1, 1990.

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